UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 16, 2014

Eastside Distilling, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54959	20-3937596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1805 SE Martin Luther King Jr Blvd.	97214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 926-7060

Eurocan Holdings, Ltd.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01	Changes in Registrant’s Certifying Accountant.

Previous independent registered public accounting firm

On December 16, 2014, we dismissed MaloneBailey, LLP as our independent accountants, and we have engaged Burr Pilger Mayer, Inc. as our independent registered public accounting firm.

The reports of MaloneBailey, LLP on our financial statements for the fiscal years ended December 31, 2012 and 2013 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that the accountant’s reports of MaloneBailey, LLP on our financial statements as of and for the fiscal years ended December 31, 2012 and 2013 stated that we have suffered losses from operations and have a working capital deficit, and that these conditions raise substantial doubt about our ability to continue as a going concern.

The decision to change accountants from MaloneBailey, LLP to Burr Pilger Mayer, Inc. was approved by our board of directors.

During our fiscal years ended December 31, 2012 and 2013 and the subsequent interim period through December 16, 2014, the date of the dismissal of MaloneBailey, LLP, we did not have any disagreement with MaloneBailey, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During that time, there were no “reportable events” as set forth in Item 304(a)(1) of Regulation S-K adopted by the Securities and Exchange Commission, except that (i) the accountant’s reports of MaloneBailey, LLP on our financial statements as of and for the fiscal years ended December 31, 2012 and 2013 stated that we have suffered losses from operations and have a working capital deficit, and that these conditions raise substantial doubt about our ability to continue as a going concern, (ii) our disclosure controls and procedures were not effective for the fiscal years ended December 31, 2012 and 2013, as reported in our annual reports on Form 10-K for the fiscal years ended December 31, 2012 and 2013, and (iii) our management identified material weaknesses in our internal control over financial reporting for the fiscal years ended December 31, 2012 and 2013, as reported in our annual reports on Form 10-K for the fiscal years ended December 31, 2012 and 2013. The material weaknesses included weaknesses in procedures for control evaluation, a lack of an audit committee, insufficient documentation of review procedures, and insufficient information technology procedures. Our board of directors have discussed these matters with Malone Bailey, LLP, and we have authorized Malone Bailey, LLP to respond fully to the inquiries of our successor accountant, Burr Pilger Mayer, Inc., concerning these matters.

We have provided MaloneBailey, LLP with a copy of this report prior to its filing with the Commission. MaloneBailey, LLP has provided a letter to us, dated December 22, 2014 and addressed to the Commission, which is attached hereto as Exhibit 16.1 and is hereby incorporated herein by reference.

New independent registered public accounting firm

On December 16, 2014, we engaged Burr Pilger Mayer, Inc. as our independent registered public accounting firm for our fiscal year ended December 31, 2004. The decision to engage Burr Pilger Mayer, Inc. as our independent registered public accounting firm was approved by the our board of directors.

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During the two most recent fiscal years and through the December 16, 2014, we have not consulted with Burr Pilger Mayer, Inc. regarding either of the following:

1.	the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Burr Pilger Mayer, Inc. concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.	any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit
Number	Description

16.1	Letter from MaloneBailey, LLP on Change in Certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTSIDE DISTILLING, INC.

(Registrant)

Date: December 22, 2014	By:	/s/ Steven Earles
Steven Earles
President and Chief Executive Officer

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